The following is a list of the subsidiaries of Premier Parks
          Inc.:


          Aurora Campground, Inc., an Ohio corporation
          Ohio Hotel LLC, a Delaware limited liability company
          Funtime, Inc., an Ohio corporation
          Funtime Parks, Inc., a Delaware corporation
          Darien Lake & Camping Resort, Inc., a New York corporation Wyandot Lake, Inc., an Ohio corporation
          Tierco Maryland, Inc., a Delaware corporation
          Tierco Water Park, Inc., an Oklahoma corporation
          Frontier City Partners Limited Partnership, an Oklahoma limited partnership
          Frontier City Properties, Inc., an Oklahoma corporation
          Great Escape Theme Park LLC, a New York limited liability company Great Escape LLC, a New York limited liability company
          Great Escape Holding Inc., a New York corporation
          Elitch Gardens L.P., a Colorado limited partnership
          Premier Parks of Colorado, Inc., a Colorado corporation
          Premier Parks Operations, Inc., a Delaware corporation
          Premier International Holdings Inc., a Delaware corporation Premier Parks Holdings Inc., a Delaware corporation
          Premier Parks Capital LLC, a Delaware limited liability company Premier Waterworld Concord Inc., a California corporation
          Premier Waterworld Sacramento Inc., a California corporation Stuart Amusement Company, a Massachusetts corporation
          Riverside Park Food Services, Inc., a Massachusetts corporation Riverside Park Enterprises, Inc., a Massachusetts corporation Park Management Corp., a California corporation
          KKI, LLC, a Delaware limited liability company
          SF Holdings, Inc., a Delaware corporation
          SFT Holdings, Inc., a Delaware corporation
          Six Flags Entertainment Corporation, a Delaware corporation
          Six Flags Theme Parks Inc., a Delaware corporation
          SFTP Inc., a Delaware corporation
          San Antonio Theme Park, L.P., a Delaware limited partnership
          SFTP San Antonio GP, Inc., a Delaware corporation
          SFTP San Antonio, Inc., a Delaware corporation
          SF Partnership, a Delaware general partnership
          San Antonio Park GP, LLC, a Delaware limited liability company S.F. Sponsorship Services, Inc., a Delaware corporation
          Flags Beverages, Inc., a Texas corporation
          Fiesta Texas Hospitality LLC, a Texas limited liability company SFTP San Antonio II, Inc., a Delaware corporation
          Fiesta Texas, Inc., a Delaware corporation
          Six Flags Events L.P., a Delaware limited partnership
          Six Flags Events Holdings Corp., a Delaware corporation
          Six Flags Events Inc., a Texas corporation
          G.P. Holdings, Inc., a Delaware corporation
          SFOG II Employee, Inc., a Delaware corporation
          SFOT Employee, Inc., a Delaware corporation
          SFOT II Holdings, LLC, a Delaware limited liability company
          Six Flags Over Texas, Inc., a Delaware corporation
          Six Flags San Antonio, L.P. a Delaware limited partnership
          SFOT Acquisition II, Inc., a Delaware corporation
          SFOT Acquisition I, Inc., a Delaware corporation
          SFOG II, Inc., a Delaware corporation
          SFOG Acquisition B, LLC, a Delaware limited liability company SFOG Acquisition A, Inc., a Delaware corporation